Exhibit 10.4

FINAL EXECUTION VERSION

THIRD AMENDMENT AGREEMENT

This Third Amendment Agreement (this “Agreement” or the “Third Amendment”) is entered into as of the 13th day of October, 2009 by and among UNITIL CORPORATION, a New Hampshire corporation (the “Borrower”), each lender whose name appears on the signature page hereof (collectively the “Lenders” and each individually a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent and a Lender.

W I T N E S S E T H

WHEREAS, the Lenders and the Borrower entered into a certain Credit Agreement dated as of November 26, 2008 (the “Credit Agreement”), establishing a line of credit in favor of the Borrower in the principal amount of up to Sixty Million Dollars ($60,000,000) (capitalized terms used but not defined herein shall have the meanings as set forth in the Credit Agreement); and

WHEREAS, the Borrower and the Lenders amended the Credit Agreement and Loan Documents on January 2, 2009 to, among other things, (i) increase the amount of the Aggregate Commitments to $60,000,000; (ii) amend certain fee provisions; and (iii) amend the Loan Documents in certain other respects;

WHEREAS, the Borrower and the Lenders further amended the Credit Agreement and Loan Documents on March 16, 2009 to (i) increase the amount of the Aggregate Commitments to $80,000,000; (ii) change the Applicable Percentages of each Lender; (iii) amend the Applicable Margin; and (iv) amend certain fee provisions; and

WHEREAS, the Borrower and the Lenders desire to amend the Credit Agreement and Loan Documents in order to (i) renew the Credit Agreement and provide for a new maturity date; (ii) amend the Applicable Margin; (iii) amend certain fee provisions; (iv) remove references to the Borrower’s Equity Injection and the acquisition of the Targets; and (v) amend the Loan Documents in certain other respects.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements therein contained, the receipt and adequacy of which are hereby acknowledged, the parties covenant, stipulate and agree as follows:

1. Representations and Warranties of the Borrower. As of the Amendment Date, the Borrower represents and warrants to the Lenders as follows:

(A) The representations and warranties of the Borrower made in the Loan Documents are true and accurate and are hereby reaffirmed as of the date hereof, subject to such materiality qualifiers as may be included in such representations and warranties, and save for representations and warranties made as of a specified date, which were true and correct as of such date and except, in each case, as and to the extent any of the foregoing may relate directly or indirectly to the acquisition of the Targets.

(B) There is no unremedied Event of Default.

(C) This Agreement will constitute a valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

2. Amendments to Credit Agreement. Effective as of the Amendment Date, the Credit Agreement shall be amended as follows:

(A) In Section 1.01, the defined term “Acquisition” and any references thereto in the Credit Agreement shall be deleted in their entirety.

(B) The defined term “Aggregate Commitments” in Section 1.01 shall be deleted in its entirety and replaced with the following:

“Aggregate Commitments” means the aggregate Commitments of all Lenders which shall equal $80,000,000, unless earlier reduced by the Borrower in accordance with Section 2.06.”

(C) The defined term “Amended and Restated Cash Pooling and Loan Agreement” in Section 1.01 shall be deleted in its entirety and replaced with the following:

“Amended and Restated Cash Pooling and Loan Agreement” means the cash pooling and loan agreement, dated February 1, 1985, between the Borrower and certain of its Subsidiaries, as amended from time to time.”

(D) The defined term “Applicable Margin” in Section 1.01 shall be deleted in its entirety and replaced with the following:

“Applicable Margin” means, with respect to Eurodollar Rate Loans and Floating Rate Loans, a per annum rate equal to 2.0%.”

(E) In Section 1.01, the defined term “Equity Injection” and any references thereto in the Credit Agreement shall be deleted in their entirety.

(F) Subsection (c) of the defined term “Indebtedness” in Section 1.01 shall be deleted in its entirety and replaced with the following:

“(c) obligations due in respect of Capital Leases which, taking together such obligations for all Capital Leases of such Person, aggregate $5,000,000 or more in the twelve month period following the date on which Indebtedness is being determined;”

(G) The defined term “Maturity Date” in Section 1.01 shall be deleted in its entirety and replaced with the following:

“Maturity Date” means the date that is 364 days after the Amendment Date; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.”

(H) In Section 1.01, the defined term “Purchase Agreement” and any references thereto in the Credit Agreement shall be deleted in their entirety.

(I) In Section 1.01, the defined term “Targets” and any references thereto in the Credit Agreement shall be deleted in their entirety.

(J) The existing Section 2.03(c) shall be deleted in its entirety and the existing Sections 2.03(d) and 2.03(f) shall be changed to Sections 2.03(c) and 2.03(d), respectively.

(K) The first sentence of the existing Section 2.09(a) shall be deleted and replaced with the following:

“Borrower shall pay to Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to forty (40) basis points per annum times the actual daily amount by which the Aggregate Commitments (as such amount may be reduced pursuant to Section 2.01) exceed the sum of the Outstanding Amount of Committed Loans.”

(L) The existing Section 2.09(c) shall be deleted in its entirety and replaced with the following:

“(c) Lenders’ Upfront Fee. On the Amendment Date, Borrower shall pay to Agent, for the account of each Lender in accordance with their respective Applicable Percentages, an upfront fee in an amount equal to fifteen (15) basis points of the Aggregate Commitments. Such upfront fees are for the credit facilities committed by Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is not refundable for any reason whatsoever.”

(M) The existing Section 3.05(a) shall be deleted in its entirety and be replaced with the following:

“(a) any continuation or payment of any Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or”

(N) The first clause of existing Section 3.05(b) shall be deleted in its entirety and be replaced with the following:

“(b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow or continue a Eurodollar Rate Loan on the date or in the amount notified by Borrower;”

(O) The existing Section 4.02(d) shall be deleted in its entirety.

(P) The existing Section 5.12 shall be amended to (1) change the “8” in the second to last line of that Section to “10” and (2) to delete the phrase” and in the Targets’ audited financial statements for its most recently ended fiscal year” in the last line of that Section.

(Q) The existing Section 7.02(b) shall be deleted in its entirety and be replaced with the following:

“(b) Indebtedness outstanding on the date hereof, in each case listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof;”

(R)	The existing Section 7.02(d) shall be amended by deleting “and” at the end of that Section.

(S)	The existing Section 7.02(e) shall be amended as follows:

(i)	“$5,000,000” shall be deleted and be replaced with “$10,000,000”; and

(ii)	the period at the end of that Section shall be deleted and “; and” shall be added.

(T)	A new Section 7.02(f) shall be added, as follows:

“(f) Indebtedness in respect of a loan or loans for the purpose of financing through a third party the purchase and/or lease of gas inventory; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $20,000,000.”

(U)	A new Section 7.08 shall be added, as follows:

“7.08. Acquisitions. Borrower shall not, without the prior written consent of the Required Lenders, such consent not to be unreasonably delayed, withheld or conditioned, acquire any wholly-owned Subsidiary which is not an entity subject to regulation by the Federal Energy Regulatory Commission or by a state public utilities commission or analogous body.”

(V) Schedule 2.01 is hereby deleted in its entirety and replaced with the following:

COMMITMENTS

AND Applicable Percentages

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$28,000,000	35.000000000%

RBS Citizens, N.A.	$27,000,000	33.750000000%

TD Bank, N.A.	$25,000,000	31.250000000%

Total	$80,000,000	100.000000000%

3. Conditions Precedent. This Agreement shall become effective on the date (such date, the “Amendment Date”) on which the following conditions precedent are satisfied:

(A) The Borrower shall execute and deliver this Agreement to the Lenders.

(B) The Agent shall have received payment of the upfront fees then due from the Borrower under Section 2.09(c) of the Credit Agreement.

5. Loan Documents. This Agreement shall be included in the definition of “Loan Documents” in the Credit Agreement.

6. Future References. All references to the Loan Documents shall hereinafter refer to such documents as amended by this Agreement.

7. Continuing Effect; Acknowledgement. The provisions of the Credit Agreement, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. The parties acknowledge and agree that the all conditions set forth in Section 4.01 have been and remain satisfied.

8. General.

(A) The Borrower shall execute and deliver such additional documents and do such other acts as the Lenders may reasonably require to implement the intent of this Agreement fully.

(B) The Borrower shall pay all documented third party costs and expenses, including, but not limited to, attorneys’ fees incurred by the Lenders in connection with this Agreement.

(C) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this agreement by their duly authorized parties as of the date set forth above.

UNITIL CORPORATION, as Borrower

By: /s/ Robert G. Schoenberger
Name: Robert G. Schoenberger
Title: Chairman, Chief Executive Officer and President

By: /s/ Mark H. Collin
Name: Mark H. Collin
Title: Senior Vice President, Chief Financial Officer and Treasurer

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Kenneth R. Sheldon
Name: Kenneth R. Sheldon
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/ Kenneth R. Sheldon
Name: Kenneth R, Sheldon
Title: Senior Vice President

RBS CITIZENS, N.A., as a Lender

By: /s/ Tara F. Trafton
Name: Tara F. Trafton
Title: Senior Vice President

TD BANK, N.A., as a Lender

By: /s/ David A. Canedy
Name: David A. Canedy
Title: Vice President